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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): January 10, 2001


                            TIME WARNER TELECOM INC.
             (Exact name of registrant as specified in its charter)


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        DELAWARE                                                84-1500624
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                    Identification Number)

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                            10475 Park Meadows Drive
                               Littleton, Colorado
                                      80124
               (Address of principal executive offices) (Zip code)



       Registrant's telephone number, including area code: (303) 566-1000

                                       N/A

          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

         On January 10, 2001, pursuant to an Asset Purchase Agreement dated as of September 11, 2000, by and among Time Warner Telecom Inc. ("Time Warner Telecom"), GST Telecommunications, Inc. ("GST") and GST USA, Inc., Time Warner Telecom completed the acquisition of substantially all of the assets of GST out of bankruptcy for cash consideration of $632 million plus the payment of certain liabilities and fees of $36 million, for a total purchase price of $668 million. The $640 million cash purchase price provided for in the asset purchase agreement between the parties was reduced to approximately $632 million to adjust for the anticipated costs to Time Warner Telecom to complete certain fiber networks purchased from GST that the parties previously anticipated would be complete at closing.

         With the completion of the acquisition, Time Warner Telecom now operates networks in 39 metropolitan markets and expects to activate networks in five additional markets by the end of 2001. As of September 30, 2000, Time Warner Telecom's networks covered 9,457 route miles, contained 363,644 fiber miles and offered service to 7,228 on-net and off-net buildings. The acquisition of the GST assets adds to Time Warner Telecom's network 4,210 route miles, 227,674 fiber miles and service to 345 on-net buildings. The acquisition of the GST assets also provides Time Warner Telecom with a second network operations center, in Vancouver, Washington.

         The following table illustrates Time Warner Telecom's network pro forma for the acquisition:

                                                      TOTAL MSA
                                                     SWITCH & DED.          NETWORK       SWITCH
             TIME WARNER TELECOM CITIES              REV. (000'S)          OPERATIONAL   OPERATIONAL
             --------------------------            ---------------         -----------   -----------
     Albany ......................................   $   267,380              Jul-95        Sep-99
     Austin ......................................       335,979              Sep-94        Apr-97
     Binghamton ..................................        72,726              Jan-95        Aug-00
     Charlotte ...................................       464,254              Sep-94        Dec-97
     Cincinnati ..................................       355,080              Jul-95        Nov-97
     Columbus ....................................       305,953              Mar-91       July-97
     Dallas ......................................       941,038              Sep-99        Sep-99
     Fayetteville ................................        42,249              Apr-00            --
     Greensboro ..................................       295,136              Jan-96        Sep-99
     Honolulu ....................................       193,977              Jun-94        Jan-98
     Houston .....................................     1,062,643              Jan-96        Sep-97
     Indianapolis ................................       311,261              Sep-87        Dec-97
     Jersey City .................................       140,162              Jul-99        Jul-99
     Memphis .....................................       222,876              May-95        May-97
     Milwaukee ...................................       330,056              Feb-96        Sep-97
     Manhattan ...................................     2,396,091              Feb-96        Feb-96
     Orlando .....................................       741,266              Jul-95        Jul-97
     Raleigh .....................................       263,492              Oct-94        Sep-97
     Rochester ...................................       315,849              Dec-94        Feb-95
     San Antonio .................................       354,157              May-93        Nov-97
     San Diego ...................................       556,694              Jun-95        Jul-97
     Tampa .......................................       863,010              Dec-97        Jan-98
     SUBTOTAL ....................................   $10,831,329
UNDER CONSTRUCTION (AS OF SEPTEMBER 30, 2000)
     Dayton ......................................   $   173,666                 TBD           TBD
     Orange County ...............................       654,629                 TBD           TBD
     Chicago .....................................     1,905,181                 TBD           TBD
     Columbia ....................................        89,167                 TBD           TBD
     Atlanta .....................................     1,003,189                 TBD           TBD
     Minneapolis .................................       510,442                 TBD           TBD
     Denver ......................................       516,168                 TBD           TBD
     SUBTOTAL ....................................   $ 4,852,442
TIME WARNER TELECOM TOTAL ........................   $15,683,771

GST CITIES
     Albuquerque .................................   $   123,479              Jan-96        Sep-97
     Bakersfield .................................       108,855              Nov-96            --



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
                                                      TOTAL MSA
                                                     SWITCH & DED.            NETWORK       SWITCH
             TIME WARNER TELECOM CITIES              REV. (000'S)           OPERATIONAL   OPERATIONAL
             --------------------------            ---------------          -----------   -----------
     Boise .......................................        77,567               May-97        Mar-98
     Fresno ......................................       162,719               Nov-96        Mar-98
     Houston .....................................     1,062,643               Mar-98        Mar-98
     Los Angeles(1)...............................     3,121,750               Dec-96        Jul-97
     Oakland(2)...................................       588,183               Sep-97        Nov-97
     Phoenix .....................................       581,185               Feb-94        Aug-97
     Portland ....................................       392,329               Mar-98        Mar-98
     Sacramento ..................................       307,330               Jul-99            --
     San Francisco ...............................       489,894               Sep-97        Mar-98
     San Luis Obispo .............................        48,530               Mar-98        Dec-97
     Santa Barbara ...............................        82,682               Jun-98            --
     Seattle(3)...................................       573,533               Dec-99        Jan-99
     Spokane .....................................       102,589               Sep-96        Dec-97
     Tucson ......................................       146,121               Sep-95        Sep-97
GST TOTAL ........................................   $ 7,969,388
TOTAL TIME WARNER TELECOM AND GST(4) .............    21,935,887

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(1) Includes LA, Riverside and Ventura MSAs

(2) Includes Oakland and Stockton MSAs

(3) Does not include 75 miles of conduit in Seattle

(4) Total adjusted to include Houston and Orange County only once to reflect true MSA total after both companies are combined.


         A copy of the press release issued by Time Warner Telecom on January 10, 2001, with respect to the completion of the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


AMENDED AND RESTATED BANK FACILITY

         On April 10, 2000, we entered into a senior secured revolving credit facility that provided for credit to certain subsidiaries of $475 million on a revolving basis. On September 11, 2000, we entered into a commitment letter with The Chase Manhattan Bank and Morgan Stanley Senior Funding to amend and restate this bank facility (referred to as the "restated facility"). Our restated facility, which took effect on January 10, 2001 and supersedes the April 10 facility in its entirety, provides for an aggregate of $1 billion in borrowings comprised of $525 million of senior secured term loan facilities and a $475 million senior secured revolving credit facility. We also have the option to increase the size of the revolving facility with the consent of the participating banks. Borrowings under the restated facility will be made by Time Warner Telecom Holdings Inc., one of our wholly owned subsidiaries.

         On January 10, 2001, we made a term loan borrowing of $250 million as discussed more fully below. The proceeds of the $250 million term loan, along with the revolving credit facility and the remaining amounts available under the term loan facilities, will be used for capital expenditures, purchase of network assets, working capital and general corporate purposes.

         The $525 million term loan portion of the restated facility consists of a $275 million delayed-draw term facility and a $250 million tranche B term facility. Under the delayed-draw facility, we have the ability to make multiple borrowings (up to a maximum of 10 drawings) for up to 24 months after the initial funding date for the restated facility, which occurred on January 10, 2001, and coincided with the closing date for the GST asset purchase. Borrowings under the delayed-draw facility will not be available after the expiration of the 24 month period. Amounts borrowed under the delayed-draw facility will be repaid in quarterly installments beginning in 2003, with the final installment due on December 31, 2007. The entire amount of the tranche B facility, $250 million, was borrowed on the initial funding date. The tranche B loan will be repaid in nominal amounts beginning in 2003, with substantially all of the principal due in a final installment on March 31, 2008.

         Loans under the delayed draw and revolving credit facilities will bear interest initially at a yearly rate equal to:

         o for any base rate loans, the banks' announced base rate under the restated facility plus an applicable margin of 1.75%; and

         o for any LIBOR loans, the eurodollar rate plus an applicable margin of 2.75%.



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         Our $250 million tranche B term loan will bear interest initially at a yearly rate equal to:

         o to the extent that this loan is treated as a base rate loan, the banks' announced base rate under the restated facility plus an applicable margin of 3.00%; and

         o to the extent that this loan is treated as a LIBOR loan, the eurodollar rate plus an applicable margin of 4.00%.

         The applicable margins may be reduced based upon our financial performance.

         We are required to pay customary commitment fees on a quarterly basis on the undrawn available commitments and we paid certain underwriting, escrow and arrangement fees on the initial funding date.

         Our obligations under the restated facility are secured by substantially all of the assets of our subsidiaries, including the GST assets, together with any assets that may be acquired in the future. We also have pledged the capital stock of all of our subsidiaries as collateral.

         We are required to prepay any amounts that we have borrowed with the proceeds we receive from a number of specified events or transactions. In addition, our obligations under the restated facility are subject to various covenants that will limit our ability to:

         o     borrow and incur liens on our property;

         o     pay dividends or make other distributions; and

         o     make capital expenditures.

         The restated facility also contains financial covenants, including a consolidated and senior debt leverage ratio, a consolidated interest coverage ratio and a consolidated debt service coverage ratio. In addition, the restated facility contains customary events of default, including cross default provisions. Under the cross default provisions, we will be deemed to be in default under the restated facility if we have defaulted under any of our other material outstanding obligations, such as our Senior Notes or under the bridge facility described below.

         A copy of the restated facility is attached hereto as Exhibit 99.2 and is incorporated herein by reference. A copy of the amended and restated guarantee and collateral agreement is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

BRIDGE LOAN FACILITY

         On September 11, 2000, we entered into a commitment letter with Morgan Stanley Senior Funding, Lehman Commercial Paper Inc. and The Chase Manhattan Bank for a senior unsecured bridge loan facility. We amended the commitment letter on December 4, 2000, to include the commitments of Bear Stearns Corporate Lending Inc. and ABN AMRO Bank N.V. Based on the amended and restated commitment letter, we entered into a bridge loan agreement on December 15, 2000. On January 10, 2001, we borrowed $700 million under the bridge facility to finance the purchase of the GST assets and pay related fees and expenses. In contrast to our restated facility, the borrowing under the bridge facility was made by Time Warner Telecom Inc.

         Our borrowing under the bridge facility was required to be made in a single drawing, which coincided with the initial funding date under the restated facility. No additional borrowings are available under the bridge facility.

         Our $700 million borrowing under the bridge facility is represented by notes that we issued to the various lenders. The notes issued under the bridge facility are repayable on January 10, 2002 and bear interest payable quarterly (beginning on March 31, 2001) at a yearly rate equal to:

         o to the extent that the base rate applies to the notes, the banks' announced base rate under the bridge facility plus an applicable margin. The applicable margin increases over the term of the bridge facility according to a fixed schedule and ranges from 2.25% to 4.00%.

         o to the extent that the LIBOR rate applies to the notes, the eurodollar rate under the bridge facility plus an applicable margin. The applicable margin increases over the term of the bridge facility according to a fixed schedule and ranges from 3.25% to 5.00%.

         The applicable margins may be further increased if our credit rating deteriorates. We have the ability to repay the bridge facility at any time prior to the maturity date upon 10 days' written notice. In addition, the bridge notes must be repaid with the proceeds of any debt or equity financings, as well as certain other events, that occur prior to the maturity date.



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         On the bridge funding date, we paid customary commitment and borrowing fees. If we complete an underwritten debt or equity offering and use the proceeds to repay the bridge notes, we may be eligible to recover a portion of the bridge commitment and/or borrowing fees in the form of credits against the underwriting fees that would be otherwise be due for that offering.

         In the event that we are not able to repay the bridge notes within one year, we are obligated to issue new notes in exchange for the bridge notes. Any such exchange notes would have the same principal amount as the bridge notes and mature 10 years from the date of issuance. In addition, we are required to pay cash fees totaling approximately 5.50% of the principal amount outstanding under the bridge notes upon issuance of any exchange notes. Interest on the exchange notes is payable quarterly at an interest rate equal to the higher of (i) the "yield to worst" of our senior notes due July 15, 2008 plus 0.75% or (ii) the LIBOR rate plus a specified margin equal to the applicable margin that would otherwise be in effect for the bridge notes plus 1.00%.

         In addition, our obligations under the bridge facility and under any exchange notes are subject to various covenants that will limit our ability to:

         o     borrow and incur liens on our property;

         o     pay dividends and make other distributions; and

         o     make capital expenditures

         We also are subject to various financial covenants and customary events of default, including cross default provisions.

         A copy of the bridge credit agreement is attached hereto as Exhibit
99.4 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

         Financial statements of GST are attached hereto as Exhibit 99.5 and are hereby incorporated herein by reference.

(b)      Pro forma financial information.

         Pro forma financial statements for Time Warner Telecom giving effect to the acquisition of substantially all of the assets of GST are attached hereto as Exhibit 99.6 and are hereby incorporated herein by reference.

(c)      Exhibits.

         99.1     Press Release dated January 10, 2001 of Time Warner Telecom

         99.2     Amended and Restated Bank Facility

         99.3     Amended and Restated Guarantee and Collateral Agreement

         99.4     Bridge Credit Agreement

         99.5     Financial Statements of GST Telecommunications, Inc.

         99.6     Pro Forma Financial Statements of Time Warner Telecom




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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TIME WARNER TELECOM INC.


Date: January 12, 2001               By: /s/  Paul Jones
                                        ---------------------------------------
                                        Name:   Paul Jones
                                        Title:  Senior Vice President, General
                                                Counsel & Regulatory Policy




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                                  EXHIBIT INDEX


EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
99.1            Press Release dated January 10, 2001 of Time Warner Telecom

99.2            Amended and Restated Bank Facility

99.3            Amended and Restated Guarantee and Collateral Agreement

99.4            Bridge Credit Agreement

99.5            Financial Statements of GST Telecommunications, Inc.

99.6            Pro Forma Financial Statements of Time Warner Telecom